EXHIBIT 99.1

Shutterstock Reports Second Quarter 2016 Financial Results

Second Quarter 2016 Highlights:

•	Revenue increased 19% to $124.4 million

•	Income from operations increased 8% to $10.5 million

•	Adjusted EBITDA increased 9% to $22.5 million

•	Repurchased an additional $16.3 million of stock

•	Paid downloads increased 21%

•	Image collection expanded 61% to 92.1 million images and video collection expanded 69% to 4.9 million clips

New York - August 4, 2016 - Shutterstock, Inc. (NYSE: SSTK), a leading global provider of commercial imagery and music, today announced financial results for the second quarter ended June 30, 2016.

Founder and CEO Jon Oringer said “Shutterstock’s strong second quarter growth once again demonstrates the power of the network model we have built and the sustained momentum we are generating across both sides of our marketplace. The quality and breadth of our content library combined with an unparalleled search experience continues to attract a diverse customer base that today downloads over 5.5 images per second. We remain committed to expanding our content offerings and investing in innovative technology solutions to further build our customer base, increase overall engagement and deliver sustained financial growth.”

SECOND QUARTER RESULTS

Revenue

Second quarter revenue of $124.4 million increased $20.1 million or 19% as compared to the second quarter of 2015, primarily due to a 21% increase in the number of paid downloads, mainly due to new customers, and increased activity by enterprise clients. The negative impact of foreign currency movements versus the US dollar partially offset this growth. Excluding the impact of foreign currency movements, total Company revenue growth was approximately 22% in the second quarter.

Income from Operations

Income from Operations of $10.5 million increased $0.8 million or 8% as compared to the second quarter of 2015 driven by the 19% revenue growth, partially offset by an increase in operating expenses primarily from higher royalty costs associated with the increase in paid downloads.

Adjusted EBITDA

Adjusted EBITDA of $22.5 million increased $1.8 million or 9% as compared to the second quarter of 2015. Excluding the impact of foreign currency, Adjusted EBITDA growth was approximately 15% in the second quarter as compared to the second quarter of 2015.  Adjusted EBITDA is defined as income from operations adjusted for depreciation, amortization, disposals, non-cash equity-based compensation and accelerated change in fair value of contingent consideration related to acquisitions.

Net Income

Net income available to common stockholders of $7.2 million, $0.20 per diluted share, for the second quarter increased $1.9 million as compared with $5.3 million, $0.15 per diluted share, in the second quarter a year ago primarily due to the improved operating performance, lower income tax expense and a decrease in non-cash equity based compensation expense.

Non-GAAP net income, which excludes the after-tax impact of non-cash equity-based compensation, amortization of acquisition-related intangible assets and changes in fair value of contingent consideration related to acquisitions was $12.7 million, $0.36 per diluted share, for the second quarter as compared to $11.2 million, $0.31 per diluted share, in the second quarter of 2015.

LIQUIDITY

The Company’s cash, cash equivalents and short term investments totaled $265.9 million at June 30, 2016 as compared with $288.4 million at December 31, 2015 primarily reflecting the $41.6 million of cash generated from operations, which was more than offset by capital expenditures and content acquisitions of $17.8 million and by cash used to repurchase shares of approximately $44.5 million.

Free cash flow was $9.3 million for the second quarter, a decrease of $4.8 million from the second quarter of 2015, as the improved operating performance was more than offset by increased spending on capital expenditures and content acquisitions as well as working capital fluctuations.  Free cash flow is defined as cash provided by operating activities adjusted for capital expenditures and content acquisition.

STOCK REPURCHASE PROGRAM

During the second quarter of 2016, the Company repurchased approximately 399,000 shares of its stock, pursuant to its existing $100 million stock repurchase program, at an average price per share of $40.73 for a total of $16.3 million. Through June 30, 2016, the Company has repurchased 1.7 million shares of its stock for a total of $59.7 million under the stock repurchase program. The stock repurchase program, which commenced in November 2015, authorizes management to purchase shares from time to time through open market purchases or privately negotiated transactions at prevailing prices as permitted by securities laws and other legal requirements. The timing and amount of any shares repurchased will be determined by the Company’s management based on its evaluation of market conditions and other factors. The repurchase program may be suspended or discontinued at any time.

OPERATING METRICS

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(in millions, except revenue per download)
Number of paid downloads	43.4	35.9	84.6	69.3
Revenue per download (1)	$2.81	$2.85	$2.79	$2.86
Images in our collection (end of period) (2)	92.1	57.2	92.1	57.2
_______________________________________________________________________________________________________________________
(1)  Revenue per download metric excludes the impact of revenue not associated with content downloads.
(2) Images are photographs, vectors and illustrations available on shutterstock.com at the end of the period. We exclude content that is not uploaded directly to our site but is available to our customers through an application program interface and certain images that may be licensed for editorial use only.

FINANCIAL OUTLOOK

The Company’s current expectations for the full year 2016 are as follows:

Full Year 2016

•	Revenue of $495 - $510 million (17% - 20% growth)

•	Income from operations of $43 - $51 million (5% - 24% growth)

•	Adjusted EBITDA of $95 - $100 million (12% - 18% growth)

•	Non-cash equity-based compensation expense of $28 - $33 million

•	Capital expenditures of $30 - $35 million

NON-GAAP FINANCIAL MEASURES

Shutterstock defines Adjusted EBITDA as income from operations adjusted for depreciation, amortization, disposals, non-cash equity-based compensation and the accelerated change in fair value of contingent consideration; non-GAAP net income as net income excluding the after-tax impact of non-cash equity-based compensation, the amortization of acquisition-related intangible assets and changes in the fair value of contingent consideration related to acquisitions; and free cash flow as cash provided by/(used in) operating activities adjusted for capital expenditures and content acquisition. These figures have not been calculated in accordance with United States generally accepted accounting principles (GAAP) and should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. In addition, Adjusted EBITDA, non-GAAP net income, and free cash flow should not be construed as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

Shutterstock’s management uses Adjusted EBITDA, non-GAAP net income, and free cash flow as operating performance measures (in conjunction with GAAP financial measures), as an integral part of its reporting and planning processes and to, among other things: (i) monitor and evaluate the performance of Shutterstock’s business operations, financial performance and overall liquidity; (ii) facilitate management's internal comparisons of the historical operating performance of its business operations; (iii) facilitate management's external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of Shutterstock’s management team and, together with other operational objectives, as a measure in evaluating employee compensation and bonuses; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

Management believes that Adjusted EBITDA and non-GAAP net income are useful to investors to provide them with disclosures of Shutterstock’s operating results on the same basis as that used by management. Additionally, management believes that Adjusted EBITDA and non-GAAP net income provide useful information to investors about the performance of the Company's overall business because such measures eliminate the effects of unusual or other infrequent charges that are not directly attributable to Shutterstock’s underlying operating performance. Additionally, management believes that providing these non-GAAP financial measures enhances the comparability for investors in assessing Shutterstock’s financial reporting. Management believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for strategic measures, after making necessary capital investments in property and equipment to support the Company's ongoing business operations, and provides them with the same measures that management uses as the basis for making resource allocation decisions.

A reconciliation of the differences between Adjusted EBITDA, non-GAAP net income, and free cash flow, and the most comparable financial measure calculated and presented in accordance with GAAP, is presented under the heading “Reconciliation of Non-GAAP Financial Information to GAAP” immediately following the Consolidated Balance Sheets.

 EARNINGS TELECONFERENCE INFORMATION

The Company will discuss its second quarter financial results during a teleconference today, August 4, 2016, at 8:30 AM ET.  The conference call can be accessed in the U.S. at (844) 634-1442 or outside the U.S. at (615) 247-0239 with the conference ID# 42300823.  A live audio webcast of the call will also be available simultaneously at http://investor.shutterstock.com.

Following completion of the call, a recorded replay of the webcast will be available in the investor relations section of Shutterstock’s website. A telephone replay of the call will also be available until August 11, 2016 in the U.S. at (855) 859-2056 or outside the U.S. at (404) 537-3406 with the conference ID# 42300823.

Additional investor information can be accessed at http://investor.shutterstock.com.

ABOUT SHUTTERSTOCK

Shutterstock, Inc. (NYSE: SSTK) is a leading global provider of high-quality licensed photographs, vectors, illustrations, videos and music to businesses, marketing agencies and media organizations around the world. Working with its growing community of over 140,000 contributors, Shutterstock adds hundreds of thousands of images each week, and currently has more than 90 million images and over 5 million video clips available.

Headquartered in New York City, with offices in Amsterdam, Berlin, Chicago, Dallas, Denver, London, Los Angeles, Montreal, Paris, San Francisco and Silicon Valley, Shutterstock has customers in more than 150 countries. The Company also owns Bigstock, a value-oriented stock media agency; Offset, a high-end image collection; PremiumBeat a curated royalty-free music library; Rex Features, a premier source of editorial images for the world’s media; and WebDAM, a cloud-based digital asset management service for businesses.

For more information, please visit www.shutterstock.com, and follow Shutterstock on Twitter or Facebook.

SAFE HARBOR PROVISION

Statements in this press release regarding management’s future expectations, predictions, beliefs, goals, intentions, plans, prospects or strategies, including statements regarding Shutterstock’s future financial and operating performance on both a GAAP and non-GAAP basis and statements regarding Shutterstock’s ability to deliver sustained financial growth, may constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors including risks related to any unforeseen changes to or the effects on liabilities, financial condition, future capital expenditures, revenue, expenses, net income or loss, synergies and future prospects; our inability to continue to attract and retain customers and contributors to our online marketplace for commercial digital imagery and music; a decrease in repeat customer purchases or in content contributed to our online marketplace; our inability to successfully operate in a new and rapidly changing market and to evaluate our future prospects; competitive factors; assertions by third parties of infringement or other violations of intellectual property rights by Shutterstock; our inability to increase market awareness of Shutterstock and our services; our inability to effectively manage our growth: failure to respond to technological changes or upgrade Shutterstock’s website and technology systems; Shutterstock’s inability to increase the percentage of its revenues that come from larger companies; our inability to continue expansion into international markets and the additional risks associated with operating internationally, including fluctuations in currency exchange rates; general economic conditions worldwide; our ability to successfully integrate acquisitions and the associated technology and achieve operational efficiencies; and other factors and risks discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in other documents that may be filed by Shutterstock from time to time with the Securities and Exchange Commission.  As a result of such risks, uncertainties and factors, Shutterstock’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Shutterstock is providing the information in this press release as of this date and assumes no obligation to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Media Contact:	Investor Contact:
Niamh Hughes	Craig Felenstein
917 563 4991	212 598 9440
press@shutterstock.com	ir@shutterstock.com

Shutterstock, Inc.
Consolidated Statements of Operations
(In thousands, except for per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Revenue	$124,419	$104,365	$241,071	$201,887

Operating expenses:
Cost of revenue	52,245	42,545	100,308	82,070
Sales and marketing	31,571	27,429	58,659	52,534
Product development	11,971	10,189	23,196	20,873
General and administrative	18,155	14,536	37,609	28,508
Total operating expenses	113,942	94,699	219,772	183,985
Income from operations	10,477	9,666	21,299	17,902
Other expense, net	(212)	(57)	(224)	(2,619)
Income before income taxes	10,265	9,609	21,075	15,283
Provision for income taxes	3,016	4,272	7,693	6,703
Net income	$7,249	$5,337	$13,382	$8,580
Less:
Undistributed earnings to participating stockholder	—	—	—	2
Net income available to common stockholders	$7,249	$5,337	$13,382	$8,578

Net income per common share available to common stockholders:
Basic	$0.21	$0.15	$0.38	$0.24
Diluted	$0.20	$0.15	$0.37	$0.24

Weighted average common shares outstanding:
Basic	34,957	35,864	35,166	35,750
Diluted	35,642	36,340	35,870	36,267

Shutterstock, Inc.
Consolidated Balance Sheets
(In thousands, except par value amount)
(unaudited)

	June 30, 2016	December 31, 2015

ASSETS
Current assets:
Cash and cash equivalents	$210,918	$241,304
Short-term investments	54,974	47,078
Credit card receivables	4,172	2,811
Accounts receivable, net	33,347	25,653
Prepaid expenses and other current assets	18,238	11,713
Deferred tax assets, net	7,166	7,116
Total current assets	328,815	335,675
Property and equipment, net	41,347	32,094
Intangibles assets, net	27,618	29,781
Goodwill	51,423	50,934
Deferred tax assets, net	16,367	18,691
Other assets	2,807	1,946
Total assets	$468,377	$469,121

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,590	$6,816
Accrued expenses	31,247	30,696
Contributor royalties payable	19,270	17,822
Income taxes payable	516	953
Deferred revenue	111,258	98,239
Other liabilities	10,936	6,258
Total current liabilities	183,817	160,784
Deferred tax liability, net	2,908	3,778
Other non-current liabilities	7,519	15,994
Total liabilities	194,244	180,556
Commitment and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 36,648 and 36,146 shares issued and 34,909 and 35,686 shares outstanding as of June 30, 2016 and December 31, 2015, respectively	366	361
Treasury stock, at cost; 1,739 and 460 shares as of June 30, 2016 and December 31, 2015, respectively	(59,728)	(15,635)
Additional paid-in capital	232,312	213,851
Accumulated other comprehensive loss	(8,636)	(6,449)
Retained earnings	109,819	96,437
Total stockholders’ equity	274,133	288,565
Total liabilities and stockholders’ equity	$468,377	$469,121

Shutterstock, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In thousands, except per share information)
(Unaudited)
The following information is not a financial measure under United States generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Income from operations	$10,477	$9,666	$21,299	$17,902
Add:
(a) Depreciation and amortization	4,801	3,499	9,005	6,494
(b) Non-cash equity-based compensation	7,252	7,580	14,605	15,088
(c) Accelerated change in fair value of contingent consideration(1)	—	—	1,651	—
Adjusted EBITDA(2)	$22,530	$20,745	$46,560	$39,484

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income	$7,249	$5,337	$13,382	$8,580
Add/(less):
(a) Non-cash equity-based compensation	7,252	7,580	14,605	15,088
(b) Acquisition-related amortization expense	1,086	1,170	2,257	2,113
(c) Change in fair value of contingent consideration	130	383	2,495	900
(d) Tax effect of net income adjustments	(3,057)	(3,258)	(6,944)	(6,513)
Non-GAAP net income	$12,660	$11,212	$25,795	$20,168
Non-GAAP net income per diluted common share	$0.36	$0.31	$0.72	$0.56

Weighted average diluted shares	35,642	36,340	35,870	36,267

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net cash provided by operating activities	$18,622	$18,629	$41,603	$40,099
Capital expenditures and content acquisition	(9,338)	(4,526)	(17,756)	(7,557)
Free cash flow	$9,284	$14,103	$23,847	$32,542

Adjusted EBITDA (2)	$22,530	$20,745	$46,560	$39,484
Add/(less):
(a) Changes in operating assets and liabilities	(953)	4,901	(2,009)	11,728
(b) Provision for income taxes	(3,016)	(4,272)	(7,693)	(6,703)
(c) Deferred income taxes	507	(1,740)	1,792	(1,825)
(d) Excess tax benefit from exercise of stock options	(151)	(1,799)	1,363	(1,700)
(e) Provision for doubtful accounts/chargeback/sales refund reserves	1,427	468	2,610	834
(f) Other adjustments, net(3)	(212)	(57)	(1,875)	(2,619)
(g) Change in fair value of contingent consideration	130	383	2,495	900
(h) Settlement of contingent consideration liability in excess of acquisition-date fair value	(1,640)	—	(1,640)	—
Net cash provided by operating activities	$18,622	$18,629	$41,603	$40,099

2016 Outlook
(in millions)
Income from operations	$43.3 - 51.3
Accelerated change in fair value of contingent consideration(1)	1.7 - 1.7
Depreciation, amortization and non-cash equity-based compensation costs	50.0 - 47.0
Adjusted EBITDA(2)	$95.0 - 100.0

_______________________________________________________________________________________________________________________
(1)  Change in fair value of contingent consideration that is recorded as a component of general and administrative expense
(2)  Earnings/(loss) before foreign currency transaction gains and losses, changes in fair value of contingent consideration related to acquisitions, interest income and expense, income taxes, depreciation, amortization, disposals and non-cash equity-based compensation.
(3) Included in other adjustments, net is foreign currency transaction gains and losses, changes in fair value of contingent consideration related to acquisitions, and interest income and expense.

Shutterstock, Inc.
Supplemental Financial Data
(In thousands)
(Unaudited)

Non-Cash Equity-Based Compensation

Included in the accompanying financial results are expenses related to non-cash equity-based compensation, as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Cost of revenue	$521	$466	$1,054	$948
Sales and marketing	1,357	1,428	2,548	2,746
Product development	2,003	1,751	4,152	4,120
General and administrative	3,371	3,935	6,851	7,274
Total	$7,252	$7,580	$14,605	$15,088

Amortization of Intangible Assets and Depreciation of Property and Equipment

Included in the accompanying financial results are expenses related to the amortization of intangible assets, as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Cost of revenue	$443	$393	$861	$668
General and administrative	837	871	1,660	1,538
Total	$1,280	$1,264	$2,521	$2,206

Included in the accompanying financial results are expenses related to the depreciation of property and equipment, as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Cost of revenue	$1,617	$1,201	$3,002	$2,348
General and administrative	1,904	1,034	3,482	1,940
Total	$3,521	$2,235	$6,484	$4,288

Historical Operating Metrics

	6/30/14	9/30/14	12/31/14	3/31/15	6/30/15	9/30/15	12/31/15	3/31/16	6/30/16
	(in millions, except revenue per download)
Number of paid downloads	31.5	31.2	33.5	33.4	35.9	38.1	39.8	41.2	43.4
Revenue per download (1)	$2.52	$2.65	$2.68	$2.87	$2.85	$2.76	$2.86	$2.77	$2.81
Images in collection (end of period) (2)	38.8	42.7	46.8	51.6	57.2	63.7	71.4	81.0	92.1
_______________________________________________________________________________________________________________________
(1) Revenue per download metric excludes the impact of revenue not associated with content downloads.
(2) Images are photographs, vectors and illustrations available on shutterstock.com at the end of the period. We exclude content that is not uploaded directly to our site but is available to our customers through an application program interface and certain images that may be licensed for editorial use only.